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                                                                     Exhibit 77H

                 N-SAR Item 77H: Change in Control of Registrant

   Below are the persons presumed to control Registrant's series because such person owns more than 25% of a series based on the records of the series.

                             As of August 31st 2013

Fund                                    Name of Person                            Ownership % of Series

                              As of March 1st 2013

Fund                                    Name of Person                            Ownership % of Series
COLUMBIA MARSICO FOCUSED EQUITIES FUND  RAYMOND JAMES                                             28.04%
COLUMBIA MARSICO GLOBAL FUND            AMERICAN ENTERPRISE INVESTMENT SVC                        28.04%
COLUMBIA MARSICO INTL OPPS FUND         MERRILL LYNCH PIERCE FENNER & SMITH FOR
                                        THE SOLE BENEFIT OF IT CUSTOMER                           48.37%
COLUMBIA MIDCAP INDEX FUND              MERRILL LYNCH PIERCE FENNER & SMITH FOR
                                        THE SOLE BENEFIT OF IT CUSTOMER                           27.49%
COLUMBIA OVERSEAS VALUE FUND            COLUMBIA LIFEGOAL BALANCED                                83.96%